UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 17, 2021

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On December 16, 2021, Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”) and its wholly owned subsidiary Microlab/FXR LLC, a New Jersey limited liability company (“Microlab”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with RF Industries, Ltd., a Nevada corporation (the “Buyer”). Microlab designs and manufactures high-performance RF and microwave products such as dividers, directional couplers and filters enabling signal distribution and deployment of in-building DAS (distributed antenna systems), wireless base stations and small cell networks. The Purchase Agreement provides for the purchase by the Buyer of 100% of the issued and outstanding membership interests of Microlab (the “Interests”) from the Company. The board of directors of each of the Company and the Buyer has unanimously approved the Purchase Agreement and the transactions contemplated thereby (collectively, the “Transaction”).

Upon the closing of the Transaction (the “Closing”), under the terms of the Purchase Agreement, the purchase price for the Interests is estimated to be $24,250,000, subject to certain closing adjustments as set forth in the Purchase Agreement. The Buyer intends to pay the purchase price using a combination of cash on hand and borrowings from a credit facility.

The Closing is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, and approval by the holders of a majority of the voting power of the outstanding voting shares of the Company.

The Purchase Agreement contains customary restrictions on the Company’s ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. The Purchase Agreement also contains customary covenants requiring the board of directors of the Company, subject to certain exceptions, to recommend that the Company’s shareholders approve the Transaction. Concurrently with the execution of the Purchase Agreement, the Company delivered voting and support agreements for the holders of approximately 11% of the outstanding shares of Company’s common stock. Prior to the approval of the Transaction by the Company’s shareholders, the board of directors of the Company may (i) withhold, withdraw, qualify, or modify its recommendation that the Company’s shareholders approve the Transaction because of a material intervening event or (ii) adopt, approve or recommend an alternative transaction if such alternative transaction is materially superior, subject to complying with notice and other specified conditions. The Company is expected to solicit the consent of its shareholders at a shareholder meeting to be held during the first quarter of 2022.

The Purchase Agreement contains certain termination rights for both the Buyer and the Company, including that, subject to certain limitations, (i) the Company or the Buyer may terminate the Purchase Agreement if the Transaction is not consummated by April 30, 2022, subject to a 30 day extension in the event certain customary conditions are satisfied, (ii) the Buyer and the Company may mutually agree to terminate the Purchase Agreement, (iii) the Company may terminate the Purchase Agreement to accept a materially superior proposal, (iv) the Buyer or the Company may terminate the Purchase Agreement if requisite approval of the shareholders of the Company has not been obtained upon a vote taken at the shareholder meeting, (v) the Buyer or the Company may terminate the Purchase Agreement if certain other closing conditions are not met or waived, and (vi) the Buyer may terminate the Purchase Agreement if the Company changes its recommendation to its shareholders with respect to approval of the Transaction.

If the Company terminates the Agreement to accept a superior proposal, then the Company will pay the Buyer a termination fee of $900,000. If the Buyer terminates the Agreement because the Company fails to include the Company’s board recommendation in the proxy statement or the Company’s board has effected an adverse recommendation change, among other reasons described in the Purchase Agreement, then the Company will pay the Buyer $900,000. If the Purchase Agreement is terminated by either party because Company shareholder approval is not obtained at the shareholder meeting, then the Company will pay Buyer its reasonable fees and expenses up to a cap of $500,000. In addition, if the Company terminates the agreement because (i) the closing has not occurred by the termination date due to no fault of the Company, or (ii) due to the Buyer’s breach of its representations or covenants, the closing conditions would not be satisfied, the Buyer will pay the Company its reasonable fees and expenses up to a cap of $500,000.

The Purchase Agreement contemplates that Buyer will obtain representation and warranty insurance to cover any breach of the Company’s representations. The maximum aggregate liability of the Company for indemnification claims for breaches of the Company’s or Microlab’s representations (other than certain fundamental representations) is capped at $150,000. The maximum aggregate liability of the Company for indemnification claims is capped at the final purchase price.

The Company also agreed not to, directly or indirectly, (i) engage in any activities that compete with Microlab’s business and (ii) hire or solicit any employee, independent contractor, or consultant of Microlab’s business for a period of five years from the closing date, subject to certain carve-outs.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties by each of the Buyer, the Company and Microlab. These representations and warranties were made solely for the benefit of the parties to the Purchase Agreement and:

●	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	may have been qualified in the Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement;

●	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

●	were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as a part of this report.

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated as of December 16, 2021 by and among RF Industries, Ltd., Wireless Telecom Group, Inc., and Microlab/FXR LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date:	December 20, 2021	By:	/s/ Michael Kandell
Michael Kandell
Chief Financial Officer